                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  November 14, 1997

                AmeriCredit Automobile Receivables Trust 1997-A
            (Exact Name of Registrant as specified in its charter)


        UNITED STATES                  333-17981               88-0359494
        -------------                  ---------               ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                           c/o AmeriCredit Financial
                                Services, Inc.
                          Attention:  Daniel E. Berce
                             200 Bailey Avenue
                           Fort Worth, TX  76107
                           (Address of Principal
                             Executive Office)

                              (817) 332-7000
                         Registrant's phone number

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Item 5.  Other Events

     Information relating to distributions to Note and Certificate holders for the October, 1997, Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of March 1, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

       Exhibit No.    Exhibit
       -----------    -------
            1.        Servicer's Certificate for the October, 1997 Collection
                      Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.



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                                 EXHIBIT INDEX


 Exhibit
 -------
    1. Servicer's Certificate for the October, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-A

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



November 14, 1997